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                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER


                 THIS AGREEMENT AND PLAN OF MERGER, dated as of November 14, 2000, (this "Agreement"), among Nematron Corporation., a company organized under the laws of Michigan ("Parent"), Nematron Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Sub"), Optimation Technology, Inc., a New York corporation (the "Company"), William Pollock ("Pollock"), Timothy Lasch ("Lasch") (individually, Pollock and Lasch are each referred to as a "Shareholder" and collectively as "Shareholders") and Pollock and Lasch as Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust, which has been established in connection with the Optimation Technology, Inc. Employee Stock Ownership Plan ("OTI ESOP") (collectively, the "Trustees").

                                    RECITALS

                Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. As of the date hereof, the authorized capital stock of Sub consists of 200 shares of Common Stock of which 100 shares are issued and outstanding and owned by Parent.

                The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. As of the date hereof, the authorized capital stock of the Company consists of 27,500 shares of Common Stock (the "Shares"); and as of the date hereof 12,500 Shares were issued and outstanding.

                Shareholders are officers and directors of the Company and the Shareholders and the OTI ESOP are the sole shareholders of the Company.

                The respective Boards of Directors of the Company, Parent and Sub deem it advisable and in the best interests of the Company and Sub and in the best interests of the respective shareholders of said corporations that Sub be merged with and into the Company (the "Merger") on the terms and conditions hereinafter set forth in accordance with the provisions of the New York Business Corporation Law (the "New York Law").

                The Company, the Parent and the Sub intend that the Merger shall qualify as a reorganization within the meaning of ss. ss. 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and this Agreement is intended to be and is adopted as a "plan of reorganization" within the meaning of ss. 368 of the Code.

                NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


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                                    ARTICLE I

                                   THE MERGER

                SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in Article VI, and in accordance with the New York Law, at the Effective Time (as hereinafter defined), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"), and shall continue to be governed by the laws of the State of New York.

                SECTION 1.02 Effective Time; Closing. As promptly as practicable, but within five (5) business days after the satisfaction or, if permissible, waiver of the last of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the New York Department of State, in such form as is required by, and executed in accordance with the relevant provisions of, the New York Law (the date and time of such filing being the "Effective Time"). Simultaneous with such filing, a closing (the "Closing") shall be held at the offices of Dickinson Wright PLLC, 101 N. Main, Suite 430, Ann Arbor, MI 48104, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI and the delivery of all documents provided herein.

                SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                SECTION 1.04 Certificate of Incorporation; Bylaws. (a) From and after the Effective Time, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation.

                (b) The Bylaws of the Surviving Corporation shall be the same as the Bylaws of the Company, as in effect immediately prior to the Effective Time.

                SECTION 1.05 Directors and Officers. At the Closing, Pollock, Lasch, Diane Trentini, Anthony Jovenitti and Paul Kelly (the "Company-Designated Directors") and Matthew S. Galvez and James R. Thomas (the "Nematron-Designated Directors") shall be appointed to the Board of Directors of the Company. For a period of three (3) years following the Closing, (a) in the event there is a vacancy among the Company-Designated Directors, whether due to the expiration of a term or otherwise, it shall be filled by designation of the remaining Company-Designated Directors, (b) the Parent, as sole shareholder of the Surviving Corporation, shall cause such designated person to be elected to the Company's Board of Directors, and (c) Parent, as the sole shareholder of the Surviving Corporation, will not, without the consent of the Company-Designated Directors, increase the number of directors on the Board of Directors of the Company to more than seven (7).

                SECTION 1.06 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any of the Shares:


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                         (a) Each share of Common Stock of Sub issued and
         outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation.

                         (b) Each Share, if any, owned by Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or by the Company immediately prior to the Effective Time shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

                         (c) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 1.06(b)) shall be cancelled and shall be converted automatically into and exchanged for 249 validly issued, fully paid and non-assessable unregistered shares of voting Common Stock of Parent (the "Merger Consideration"), upon surrender, in the manner provided in
         Section 1.07, of the certificate that formerly evidenced such Share.

                SECTION 1.07 Surrender of Shares; Stock Transfer Books. (a) At the Closing the Shareholders and the Trustees will deliver to the Surviving Corporation duly executed certificates in valid form evidencing all of the Shares of such Shareholders and the OTI ESOP, duly endorsed in blank or accompanied by duly executed stock powers. Upon surrender to the Surviving Corporation of a certificate, duly completed and validly executed, the holder of such certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such certificate, and such certificate shall then be cancelled.

                (b) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

                SECTION 1.08 Legend on Certificates Evidencing the Merger Consideration. The Company, the Shareholders and the Trustees understand that the Merger Consideration has not been registered under the Securities Act or any state securities laws, and that each of them must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration, and that the certificates representing the Merger Consideration will bear the following legend:

                "The shares represented by this certificate are 'Restricted Securities'. As such they may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act of 1933 (the "1933 Act") and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, which opinion and counsel are acceptable to the issuer of these shares, such transfer may be effected under and is in compliance with Rule 144 under the 1933 Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the 1933 Act."


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                                   ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE SHAREHOLDERS AND
                                  THE TRUSTEES


                The Company, the Shareholders and the Trustees hereby represent and warrant to Parent and Sub that:

                  SECTION 2.01 Organization and Qualification: Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary. For purposes of this Agreement, (a) the term "Material Adverse Effect" means when used with respect to the Company any event or condition that is or is reasonably likely to be materially adverse to the business, operations, prospects, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company, and (b) "Subsidiary" means any corporation, partnership, joint venture or other business association or legal entity of which the Company (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity. The Company does not have any Subsidiaries. Except as disclosed in Section 2.01 of the Company Disclosure Schedule, which has been delivered prior to the date of this Agreement by the Company to Parent (the "Company Disclosure Schedule"), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or other legal entity.

                  SECTION 2.02 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date. Such Certificate of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation or Bylaws.

                  SECTION 2.03 Capitalization. The authorized and outstanding capital stock of the Company is as set forth in the Recitals to this Agreement. Except as set forth in Section 2.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. Except as set forth in
Section 2.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any person.

                  SECTION 2.04 Share Ownership and Authority. Each of the Shareholders and the Trustees is the lawful owner of the Shares, free and clear of all liens, encumbrances, restrictions and claims of every kind, which Shares constitute all of the issued and outstanding shares of capital stock of

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the Company. Each of the Shareholders and the Trustees has full legal right, power and authority to sell, assign, transfer and convey the Shares in accordance with the terms and subject to the conditions of this Agreement. The delivery to the Parent of the Shares pursuant to the provisions of this Agreement will transfer to the Parent valid title thereto, free and clear of any claim, lien, encumbrance or agreement with respect thereto. Each of the Shareholders and the Trustees has the full and unrestricted power to effect the Merger, free and clear of any liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions on transfer of any nature whatsoever and without the consent of any third parties, except for restrictions on transfer imposed by or pursuant to the securities laws of the United States. Each of the Shareholders and the Trustees has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed by each of the Shareholders and the Trustees. This Agreement constitutes the valid and binding obligation of the each of the Shareholders and the Trustees, enforceable against each of the Shareholders and the Trustees in accordance with its terms.

                  SECTION 2.05 Authority Relative to this Agreement. Except as set forth in Section 2.05 of the Company Disclosure Schedule, the Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and subject to approval by the Company's shareholders of the Merger and satisfaction of the other conditions set forth herein, to consummate the Merger contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than the approval and adoption of this Agreement by the affirmative vote of the shareholders of the Company, and the filing and recordation of appropriate merger documents as required by the New York Law). This Agreement has been duly and validly executed and delivered by the Company and, subject to the foregoing and assuming the due authorization, execution and delivery by Parent and Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity.

                  SECTION 2.06 No Conflict; Required Filings and Consents. Except as set forth in Section 2.06 of the Company Disclosure Schedule, (a) the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, written order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or subject, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or subject, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

                         (b)  The execution and delivery of this Agreement by
the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for filing and recordation of appropriate merger documents as required by the New York Law, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to

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make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.07 Compliance. Except as set forth in Section 2.07 of the Company Disclosure Schedule, the Company is not in default or violation of, (i) any law, rule, regulation, written order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or subject or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or subject.

                  SECTION 2.08 Financial Statements. The Company has delivered or will deliver to Parent copies of the following financial statements:

                         (i)  The balance sheet of the Company as at December
31, 1999 and the statements of income, changes in capital accounts and cash flows for the fiscal years ended December 31, 1999, as audited by Mengel, Metzger, Barr & Co., LLP, independent auditors ("MMB") and the balance sheets as of December 31, 1998 and 1997 and the statements of income, changes in capital accounts and cash flows for the three fiscal years prior thereto as reviewed by MMB; and

                         (ii) Each of its monthly financial statements prepared
from January 1, 2000, until the Effective Time.

                         Each of the financial statements (including, in each
case, any notes thereto) was prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods indicated (except as may be indicated in the notes thereto and except that the unaudited financial statements do not contain notes and are subject to normal year-end adjustments) and each fairly presents the financial position, results of operations and changes in shareholders' equity and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited financial statements, to normal year-end adjustments).

                         Except as and to the extent set forth on the balance
sheet of the Company dated as of December 31, 1999 (the "1999 Company Balance Sheet"), or in Section 2.08 of the Company Disclosure Schedule, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business since December 31, 1999.

                  SECTION 2.09 Absence of Certain Changes or Events. Since December 31, 1999, except as set forth in Section 2.09 of the Company Disclosure Schedule or as contemplated by this Agreement, the Company has conducted its business only in the ordinary course and, since December 31, 1999, there has not been (i) any change in the business, operations, properties, condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company having, individually or in the aggregate, a Material Adverse Effect,
(ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (v) any failure by

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the Company to revalue any asset in accordance with GAAP consistent with past practice, (vi) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, (vii) other than pursuant to the contracts referred to in Section 2.11, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company, except in the ordinary course of business consistent with past practice, or (viii) any entering into, renewal, modification or extension of, any contract, arrangement or agreement with any other party except for contracts, arrangements or agreements in the ordinary course of business.

                  SECTION 2.10 Absence of Litigation. Except as set forth in
Section 2.10 of the Company Disclosure Schedule, as of the date hereof, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any officer or director of the Company, or any property or asset of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. Except as set forth in Section 2.10 of the Company Disclosure Schedule, neither the Company nor any property or asset of the Company is subject to any order, writ, judgment, injunction, decree, determination or award.

                  SECTION 2.11 Contracts. Except as set forth in Section 2.11 of the Company Disclosure Schedule, the Company is not a party to any written or oral (i) contract with any labor union or similar entity, (ii) bonus, deferred compensation, stock purchase, stock option or other plan or agreement providing benefits for officers, directors of employees, (iii) employment, agency, consulting or similar contract, (iv) license agreement, (v) lease or other contract extending for more than one year beyond the Effective Time and involving more than $10,000 on an annual basis, whether as lessor or lessee,
(vi) contract or agreement with any vendor or supplier of the Company extending for more than one year beyond the Effective Time and involving more than $15,000 on an annual basis, (vii) contract with any shareholder, director, officer or employee of the Company or (viii) other material contract not described in
(i)-(vii) above. The Company has made available to Parent a correct and complete copy of each contract, agreement, and other written arrangement listed in the Company Disclosure Schedule.

                  SECTION 2.12 Employee Benefit Plans. (a) Section 2.12 of the Company Disclosure Schedule contains a true and complete list (i) of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, and (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company remains secondarily liable under
Section 4204 of ERISA (collectively, the "Plans"). No plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA and no Plan is subject to
Part IV of ERISA. Each Plan that is required to be in writing under ERISA is in writing. For each Plan that is in writing, the Company has previously furnished Parent with a true and complete copy of each Plan and for each Plan that is not in writing, the Company has previously furnished Parent with a complete description of such Plan, and the Company has furnished to Parent a true and complete copy of each material document prepared in connection with each such Plan,

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including, where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three most recently filed Internal Revenue Service ("IRS") Forms 5500, (iv) the most recently received IRS determination letter for each such Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan and (vi) any written communication to employees. Except as set forth in Section 2.12 of the Company Disclosure Schedule, the Company has no express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                         (b) Except as set forth in Section 2.12 of the Company
Disclosure Schedule, none of the Plans is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"), or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as disclosed in Section 2.12 of the Company Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person (ii) obligates the Company to pay separation, severance, termination or other benefits as a result of the Merger or (iii) obligates the Company to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code. Except as disclosed in Section 2.12 of the Company Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company.

                         (c) Except as set forth in Section 2.12 of the Company
Disclosure Schedule, each Plan which is intended to be qualified under Section 401(a) or 401(k) of the Code has received or has applied for a favorable determination letter from the IRS that such Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of the Company no material fact or event has occurred since the date of any such determination letter from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and to the knowledge of the Company no fact or event has occurred since the date of such determination by the IRS that could adversely affect such qualified or exempt status.

                         (d) To the knowledge of the Company, there has been no
prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company is not currently liable and has not previously incurred any liability for any tax or penalty arising under Section 4971, 4972, 4979, 4980 of the Code or Section 502(c) of ERISA or any material tax or penalty under Section 4980B of the Code, and to the knowledge of the Company, no fact or event exists which could give rise to any such liability. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA, including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and to the knowledge of the Company no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect

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to any Plan. No reportable event (within the meaning of Section 40943 of ERISA)
has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No asset of the Company is the subject of any lien arising under
Section 302(f) of ERISA or Section 412(N) of the Code; the Company has not been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and to the knowledge of the Company no fact or event exists which could give rise to any such lien or requirement to post any such security.

                         (e) Each Plan is now and has been operated in all
material respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA, the Code and applicable state and federal law, and the Company has performed all material obligations required to be performed by it under, is not in any respect in material default under or in material violation of, and has no knowledge of any default or violation by any party to, any Plan. To the knowledge of the Company, all contributions, premiums or payments required to be made with respect to any Plan are fully deductible for income tax purposes and no such deduction previously claimed has been challenged by any government entity. The 1999 Company Balance Sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans. All contributions required to have been paid under any Plan to the date hereof have been timely made.

                         (f) The Company has not incurred any material liability
under, and has complied in all material respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder and does not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time. No litigation or legal or administrative proceeding has been asserted or commenced or, to the Company's knowledge, threatened, against any Plan, the assets of any such plan or the Company with respect to any Plan, or the plan administrator or fiduciary of any Plan with respect to the operation of any such plan (other than routine, uncontested benefit claims), and to the knowledge of the Company there are no facts or circumstances which would reasonably be expected to form the basis for any such legal proceeding except to the extent that any such litigation or proceeding would not reasonably be expected to result in a material liability to the Company.

                         (g) The Company has no obligations under any of the
Plans to provide health or life insurance benefits to its current or prior employees (or their beneficiaries or dependents) for periods after termination of employment, except as specifically required by Section 4980B of the Code or subtitle B, part 6, of Title I of ERISA or similar state continuation coverage law. Each Plan which is a "welfare benefit plan" under ERISA ss. 3(1) is terminable in accordance with its terms by the Company at any time without any further obligation thereunder other than to make payments and/or contributions in respect of benefits theretofore accrued in accordance with its terms.

                  SECTION 2.13 Labor Matters. Except as set forth in Section
2.13 of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company and any of its employees; (ii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) the Company has not breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against the Company under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any current union representation questions involving employees of the Company which could have a Material Adverse

Effect; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company.

                  SECTION 2.14 Tangible Property; Real Property and Leases. (a) The Company has sufficient title to all its tangible properties and assets to conduct its business currently conducted or as contemplated to be conducted.

                         (b) Each parcel of real property owned or leased by the
Company (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company consistent with past practice, and
(D) all matters of record, Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect (collectively, "Permitted Liens"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

                         (c) Section 2.14 of the Company Disclosure Schedule
lists all leases of real or personal property to which the Company is a party. All such leases and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company. Except as set forth in Section 2.14 of the Company Disclosure Schedule, none of such leases contain a prohibition against assignment by the Company or any other provision which would preclude the Surviving Corporation from occupying and using the leased premises for the same purposes and upon the same rental and other terms as are applicable to the occupation and use by the Company.

                  SECTION 2.15 Intellectual Property. Set forth on Section 2.15 of the Company Disclosure Schedule is a list of the domestic and foreign patents, patent applications, patent licenses, software licenses, trade names, trademarks, domain names, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications owned by the Company and which are used in the operation of the business of Company (collectively, the "Intellectual Property"). Unless otherwise indicated on Section 2.15 of the Company Disclosure Schedule, the Company owns the entire right, title and interest in and to the Intellectual Property (including, without limitation, the exclusive right to use and license the same) and each item constituting part of the Intellectual Property has been, to the extent indicated on Section 2.15 of the Company Disclosure Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated on Section 2.15 of the Company Disclosure Schedule and, to the knowledge of the Shareholders and the Trustees, such registrations, filings and issuances remain in full force and effect. To the knowledge of the Shareholders and the Trustees, except as stated in Section
2.15 of the Company Disclosure Schedule, there are no pending proceedings or litigation or other adverse claims made in writing affecting or with respect to the Intellectual Property. To the knowledge of the Shareholders and the Trustees, the Company has not received any notice that it is infringing any Intellectual Property of any other person in connection with the conduct of the business of the Company and to the knowledge of the Shareholders and the Trustees, no claim is pending or has been made to such effect that has not been resolved and, to the knowledge of the Shareholders and the Trustees the Company is not infringing any Intellectual Property of any other Person. The Company has not granted to any Person any licenses, sublicenses or other rights under any Intellectual Property owned by it.

         SECTION 2.16 Tax Matters. Except as set forth in Section 2.16 of the Company Disclosure Schedule:

                  (a) Returns, Payments, and Reserves. The Company has duly and timely filed (taking into account all available extensions) all Tax Returns concerning Taxes applicable to the Company (or such Tax Returns have been filed on behalf of the Company) required to be filed by applicable law and has paid (or set up reserves in accordance with GAAP), all amounts due in respect of Taxes (whether or not actually shown on such Tax Returns); all such Tax Returns are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such Tax Returns by applicable federal, state, local or foreign Tax laws.

                  The Company is not delinquent in the payment of any Taxes claimed to be due by any federal, state or local or foreign taxing authority. The Company has established a tax reserve or account payable in an amount sufficient for all accrued and unpaid federal, state, county and local and foreign taxes of the Company, whether or not disputed, including any penalties, interest and related charges and fees in connection therewith, for all complete fiscal periods of the Company which reserve is set forth in the Company's 1999 Balance Sheet and constitutes an adequate reserve under GAAP and F.A.S.B. No.
15. There is no proposed liability for any Tax to be imposed upon the Company for the current or any prior year not foreclosed by the statute of limitations for which there is not an adequate reserve.

                  (b) Extensions; Certain Tax Adjustments. With respect to any Tax to which it is subject the Company (i) has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed; (ii) is not a party to any agreement providing for the allocation or sharing of, or indemnification for Taxes; (iii) is not required to include in income any adjustment pursuant to Code ss. 481(a) (nor does the Company have any knowledge that the Internal Revenue Service has proposed or is likely to propose any such adjustment or change of accounting method); or (iv) has not filed a consent pursuant to Code ss. 341(f) or agreed to have Code ss. 341(f)(2) apply. The Company does not have an application pending with any taxing authority requesting permission for any change in accounting method.

                  (c) Federal Income Tax Returns and Examinations. The Company has disclosed on its United States federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of United States federal income Tax within the meaning of Code ss. 6662. No examination or audit by the Internal Revenue Service is in progress, and no issue has been raised in any such examination or audit that, by application of similar principles, could reasonably be expected to result in the assertion of a deficiency for any other year not so examined or audited.

                  (d) State Income Tax Returns and Examinations. The Company files state income Tax Returns in the states of New York and North Carolina. No examination or audit by the State of New York is in progress, and no issue has been raised in any such examination or audit that, by application of similar principles, could reasonably be expected to result in the assertion of a deficiency for any other year not so examined or audited. No other state income Tax Returns have been examined.

                  (e) Other Proceedings. There are no audits or other administrative or court proceedings or any dispute or claim concerning any Tax for which the Company may be liable either (i) claimed by any governmental entity in writing sent to the Company or (ii) as to which the Company has knowledge. No such audit or examination is in progress. There is no refund claim proposed or pending with respect to any Tax Returns filed by or on behalf of the Company. The Company has received no notice of any pending or threatened audit by the Internal Revenue Service, the state of New York or any other state, local or foreign taxing authority related to the Company's Tax Returns or Tax liability for any period and no claim for assessment or collection of Taxes has been asserted against the Company.

                  (f) Claims by Certain Jurisdictions. No claim has ever been made by any authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (g) Waivers. As of the date hereof, the Company has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns which waivers or consents could result in the assessment of any additional taxes against or for the account of the Company and which waivers or consents remain outstanding as of the date hereof.

                  (h) Tax Liens. There are no Tax liens outstanding against any of the assets, properties or business of the Company other than for Taxes not yet due and payable (including without limitation, liens arising under property and similar Taxes), the date of payment of which has not yet accrued.

                  (i) Tax Status of Company Property. No property of the Company
(i) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, (ii) directly or indirectly secures any debt the interest on which is exempt under Code ss. 103(a) or (iii) is property that is required to be treated as being owned by any person (other than the Company) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and as in effect immediately before the enactment of the Tax Reform Act of 1986.

                  Section 2.16 of the Company Disclosure Schedule sets forth the following information with respect to the Company as of the Company's 1999 Balance Sheet and as shown on the Company's 1999 tax return: (i) the tax basis of the Company in its respective assets and (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution available to the Company.

                  (j) Certain Tax Accruals. The Company will not be required to include in a taxable period ending after the Effective Time taxable income attributable to income that economically accrued in a taxable period ending on or before the Effective Time as a result of the installment method of accounting, the completed contract method of accounting, any method of reporting revenue from contracts which are required to be reported on the percentage of completion method (as defined in Code ss. 460(b)) but that were reported using another method of accounting, or any other method of accounting.

                  (k) Certain Tax Agreements. Neither the Company nor any other person has entered into any agreement with any taxing authority that will bind Parent or the Company for any taxable period ending after the Effective Time.

                  (l) Certain Compensation Agreements. There is no contact, agreement, plan or arrangement covering any current or former director, officer, or employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Code ss.ss. 162(a)(1), 162(m) or 280G.

                  (m) Tax Records. The Company has maintained the books and records required to be maintained pursuant to Code ss. 6001 and the Regulations thereunder, and comparable laws of the state of New York, other states, cities, counties, localities and other countries and political divisions wherein it is required to file Tax Returns or any other reports relating to Taxes.

                  (n) Tax Definitions. For purposes of this agreement the following terms shall have the meaning set forth below:

                  "Tax or Taxes" shall mean all taxes, charges, fees, levies, or other assessments, domestic or foreign, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), capital stock, social security (or similar), unemployment, disability, registration, value added, alternative or add-on minimum, real property, personal property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

                  "Tax Returns" shall mean all returns, declarations, reports, claims for refund, statements and other documents required or permitted to be filed with any governmental entity or authority with power to impose any tax in respect of any Tax and "Tax Return" shall mean one of the foregoing Tax Returns

                  SECTION 2.17 Environmental Matters. Except as set forth in
Section 2.17 of the Company Disclosure Schedule, to the knowledge of the Company, there are no present or past conditions relating to the Company's or any of its former direct or indirect Subsidiaries' owned or leased properties, involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release by the Company of any kind whatsoever of any Hazardous Materials (as defined below) or exposure of any type to any workplace or to any medium, including, but not limited to, air, land, surface waters or underground waters, or from any generation, transportation, treatment, storage, disposal, use or handling by the Company of any Hazardous Materials.

                  The Company is in compliance in all material respects with all applicable federal, state or municipal statutes, laws, regulations or permits relating to the environment or occupational health and safety. Except as set forth in Section 2.17 of the Company Disclosure Schedule, the Company has not received notice of, nor are there outstanding, any claims, citations, penalties, unsatisfied abatement obligations or written notices or written orders of noncompliance by any federal, state or local agency relating to the environment or occupational health and safety, nor to the knowledge of the Company are any such matters pending or threatened. None of the Company's facilities whether owned or leased are currently undergoing hazardous waste remediation, removal or clean-up activities.

                  No material expenditures, other than expenses incurred in the ordinary course of business, are required in order for the Company to comply with any such existing statute, law or regulation in connection with the operation of the business after the Merger, including, without limitation, expenditures relating to the clean-up or removal of any Hazardous Materials which may have been discharged or released prior to the Effective Time.

                  The Company has all governmental permits, licenses, certificates of inspection and other authorizations relating to the environment or occupational health and safety necessary to conduct its present business.

                  "Hazardous Materials" means any material or substance: (i) which is defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq) and amendments thereto and regulations promulgated thereunder; (ii) containing gasoline, oil, diesel fuel or other petroleum products; (iii) which is defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq) and amendments thereto and regulations promulgated thereunder; (iv) containing polychlorinated byphenyls (PCBs); (v) containing asbestos; (vi) which is radioactive; (vii) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance or policy; or (viii) which is defined as a "hazardous waste", "hazardous substance", "pollutant" or "contaminant" or other such term used to define a substance having an adverse effect on the environment under any federal, state or local statute, regulation or ordinance applicable to the Company.

                  SECTION 2.18 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

                  SECTION 2.19 Transactions with Management. Except as set forth in Section 2.19 of the Company Disclosure Schedule, no officer, director or Shareholder has, since December 31, 1999, engaged in any material business with the Company. To the knowledge of the Company, no officer or director of the Company (except in his or her capacity as such) has any direct or indirect material interest in (i) any property or assets of the Company (except as a shareholder), (ii) any competitor, customer, supplier or agent of the Company, or (iii) any person which is a party to any material contract or agreement with the Company.

                  SECTION 2.20 Books and Records. The books and records of the Company are in all material respects complete and correct. All proceedings of the Board of Directors and shareholders of the Company to date have been recorded in its corporate minute books. All documents and copies thereof of the Company (whether or not specifically referred to in this Agreement) delivered to Parent, its attorneys or accountants, in connection with Parent's examination of the financial condition, books and records of the Company are and will be true, complete and correct in all material respects.

                  SECTION 2.21 Disclosure. No representation, warranty or statement made by the Company in this Agreement (including the Company Disclosure Schedule), when taken together with this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements or facts contained herein not misleading in light of the circumstances under which they were made.

                  SECTION 2.22 Investment Representations. Each of the Shareholders and the Trustees is acquiring the Merger Consideration for its own account and not with a view to distribution or resale thereof in any transaction which would be in violation of the Securities Act of 1933, as amended (the "Securities Act") and rules promulgated thereunder, or any state securities statute, and agrees not to sell, hypothecate or otherwise dispose of all or any part of the Merger Consideration unless such Merger Consideration has been registered under the Securities Act and applicable state or other securities laws or in the opinion of counsel for the Shareholders and the Trustees, which counsel and which opinion are reasonably satisfactory to the Parent, an exemption from the registration requirements of the Securities Act and such state or other laws is available. Each of the Shareholders and the Trustees is an "accredited investor" as defined in Rule 501 under Regulation D promulgated under the Securities Act. Each of the Shareholders and the Trustees can bear the economic risk of losing its investment in the Merger Consideration and is presently able to afford the complete loss of such investment. Each of the Shareholders and the Trustees has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Merger Consideration. Each of the Shareholders and the Trustees has been furnished with the Parent's Form 10KSB for the year ended December 31, 1999, Form 10QSB for the quarter ended March 31, 2000, Form 10QSB for the quarter ended June 30, 2000, Form 10QSB for the quarter ended September 30, 2000 and the proxy statement for the Parent's annual meeting of shareholders held on May 23, 3000 (collectively, the "SEC Reports") and acknowledges that it has been afforded the opportunity
(i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Parent concerning the merits and risks of investing in the Merger Consideration and (ii) to obtain such additional information which the Parent possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Reports. Each of the Shareholders and the Trustees acknowledges that the Parent has answered all questions and responded to all inquiries and requests for information to each of the Shareholder's and the Trustee's satisfaction. Each of the Shareholders and the Trustees acknowledges that it has made, independently and without reliance upon the Parent (other than the representations and warranties of the Parent set forth in Article III hereof) or any agent or representative of the Parent and based on its own independent analysis of the Parent and such other documents and information as it has deemed appropriate, its own investment analysis and its own business decision to enter into and consummate this Agreement and the transactions contemplated hereby.

                  SECTION 2.23 Trustees' Authorization. The Trustees have followed the provisions of the OTI ESOP and the Trust Agreement with respect to obtaining voting direction from the OTI ESOP participants including, but not limited to, providing to all OTI ESOP participants all relevant information with respect to the Merger. The Trustees have full authority to execute and deliver this Agreement and have determined that the consummation of the Merger is in accordance with the Trustees' fiduciary obligations.

                  SECTION 2.24 Employees. Section 2.24 of the Company Disclosure Schedule sets forth the following information for each of the officers and employees of the Company: name and job title; current annualized rate of compensation as of the date of this Agreement (identifying any guaranteed bonuses separately); and the number of vacation days such person is entitled to take in each calendar year.

                  SECTION 2.25 Vehicles. Section 2.25 of the Company Disclosure Schedule contains a list of all motor vehicles owned or leased by the Company.

                  SECTION 2.26 Customers. None of the customers which accounted for one percent or more of the dollar volume of purchases from the Company for the fiscal year ended December 31, 1999 and for the eight (8) months ended August 31, 2000 has discontinued its relationship with the Company or notified it in writing that it intends to discontinue its relationship with the Company.

                  SECTION 2.27 Bank Accounts. Section 2.27 of the Company Disclosure Schedule contains the names and locations of all banks or other financial institutions which are depositories of funds of the Company, the names of all persons authorized to draw or sign checks or drafts upon such accounts and the names and locations of any institutions in which the Company has safe deposit boxes and the names of the persons having access thereto.

                  SECTION 2.28 Accounts Receivable. All of the accounts receivable of the Company on the 1999 Company Balance Sheet and created since the date of the 1999 Company Balance Sheet and prior to the Effective Date are the result of a bona fide sales or other transactions.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub hereby represent and warrant to the Company that:

                  SECTION 3.01 Organization and Qualification. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

                  SECTION 3.02 Authority Relative to this Agreement. Except for the approval of the Parent's shareholders to be obtained following the Closing pursuant to Section 5.01 hereof, each of Parent and Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. Except for the approval of the Parent's shareholders to be obtained following the Closing pursuant to
Section 5.01 hereof, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Merger have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the Merger (other than the filing and recordation of appropriate merger documents as required by the New York Law). This Agreement has been duly and validly executed and delivered by Parent and Sub and assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity.

                  SECTION 3.03 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Sub do not, and the performance of this Agreement by Parent and Sub will not, (i) conflict with or violate the articles or certificate of incorporation and by-laws of Parent or Sub, (ii) conflict with or violate any law, rule, regulation, written order, judgment or decree applicable to Parent or Sub or by which any property or asset of Parent or Sub is bound or subject or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature on any property or asset of Parent or Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Sub is a party or by which Parent or Sub or any property or asset of Parent or Sub is bound or subject, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

                         (b) Except as set forth in Schedule 3.03, the execution
and delivery of this Agreement by Parent and Sub do not, and the performance of this Agreement by Parent and Sub will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for filing and recordation of appropriate merger documents as required by the New York Law, and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Sub from performing their obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.04 Disclosure. No representation, warranty or statement by Parent or Sub in this Agreement when taken together with this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements or facts contained herein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER


                  SECTION 4.01 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business; and the Company shall use its reasonable efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or by
Section 4.01 of the Company Disclosure Schedule, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, any of the following without the prior written consent of Parent:

                         (a) amend or otherwise change its Certificate of Incorporation or Bylaws;

                         (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any assets of the Company, except for sales in the ordinary course of business;

                         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock other than a dividend to the shareholders of the Company of the receivables from Honeywell in the aggregate amount of $47,034.88 and the receivables from American Axle in the aggregate amount of $359,357.28 (the "Transferred Receivables") to be paid prior to the Effective Time, which dividend will be made by an assignment of the Transferred Receivables without recourse;

                         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                         (e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or substantially all of the assets of a business; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, pledge in respect of or otherwise as an accommodation become responsible for the obligations of any person, or make any loans or advances, except in the ordinary course of business; (iii) enter into any contract or agreement which require aggregate payments by the Company in an aggregate amount in excess of $5,000 other than contracts or agreements entered into in the ordinary course of business; and (iv) terminate, cancel or request any material change in, or agree to any material change in, any contract which is material to the business of the Company, except in the ordinary course of business, other than contemplated amendments of real estate leases for the real property leased by the Company for its operations, which amendments shall be approved by the Parent prior to execution thereof; (v) authorize any single capital expenditure which is in excess of $1,000 or capital expenditures which are, in the aggregate, in excess of $5,000; or (vi) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 4.01(e);

                         (f) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend (except as may be required by law) any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; or reimburse any officer of the Company for aggregate expenses in excess of $1,000;

                         (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                         (h) make any tax election; settle or compromise any material federal, state, local or foreign tax liability or change any of its methods of reporting income, deductions or other items for federal state, local or foreign Tax purposes from those employed in the preparation of its most recently filed returns with respect to the applicable Tax, except only as such changes may be required by intervening changes in applicable law or regulations;

                         (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against in the 1999 Company Balance Sheet or subsequently incurred in the ordinary course of business;

                         (j) form any subsidiary; or

                         (k) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment, to do any of the foregoing.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01 Parent's Shareholders' Meeting. The Parent, acting through its Board of Directors, shall, in accordance with applicable law and the Parent's Amended and Restated Articles of Incorporation and Bylaws, (i) duly call, give notice of, convene and hold a Special Meeting of Shareholders (the "Parent's Shareholders' Meeting") as soon as practicable and (A) include in the Proxy Statement mailed to shareholders ("Proxy Statement") the recommendation of the Board of Directors that the shareholders of the Parent approve the issuance of the Merger Consideration for the consummation of the transactions contemplated by this Agreement and (B) take all lawful action to solicit and use its reasonable efforts to obtain such approval.

                  SECTION 5.02 Reserved.

                  SECTION 5.03 Proxy Statement. Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement. If at any time after the mailing of the Proxy Statement and prior to the Parent's Shareholders' Meeting, any event with respect to any party, its officers, directors or principal shareholders or any event with respect to the Merger shall occur which is required to be described in the Proxy Statement, such party shall immediately inform the other party of such event and all parties shall cooperate in the preparation of a mutually satisfactory amendment or supplement describing such event and such amendment or supplement shall be promptly disseminated to the shareholders of the Parent.

                  SECTION 5.04 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, accountants and agents of the Company to, afford the officers, employees and agents of Parent and Sub complete access at all reasonable times and upon reasonable request, and so long as it does not interfere with the normal operations of the business of the Company, to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company, and shall furnish Parent and Sub with all financial, operating and other data and information as Parent or Sub, through its officers, employees or agents, may reasonably request.

                         (b) All proprietary and confidential information
obtained by Parent or Sub pursuant to this Section 5.04 shall be kept confidential except such information as may be appropriate to be divulged in order to satisfy any of the conditions precedent set forth in Section 6.02 hereof.

                         (c) All proprietary and confidential information
obtained by Parent or Sub pursuant to this Section 5.04 shall be promptly returned to the Company in the event of the termination of this Agreement.

                  SECTION 5.05 No Solicitation. The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company.

                  SECTION 5.06 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of the Company, Parent or Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.07 Further Action; Reasonable Efforts. Upon the terms and subject to the conditions hereof (including, without limitation, Section 5.04) each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger, including, without limitation, using its reasonable efforts to obtain all licenses, permits (including, without limitation, environmental permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the Merger and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable efforts to take all such action.

                  SECTION 5.08 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

                  SECTION 5.09 No-Shop. Neither the Company or any of its officers, employees, directors, nor the Shareholders or the Trustees or any of their representatives (including investment bankers, accountants, attorneys, agents or consultants) will take any action to, directly or indirectly, (i) encourage, initiate or solicit discussions or negotiations with any person, other than Parent (and its affiliates and representatives), concerning any purchase of any capital stock of the Company or any merger, asset sale or similar transaction involving the Company (other than sales of assets in the ordinary course of business consistent with past practice), or enter into any negotiations or agreement with any third party with respect to the foregoing (an "Alternative Transaction"), or (ii) except as may be required by law or legal process, disclose non-public information relating to the Company or provide access to property, books or records of the Company to any person, other than Parent (and its affiliates and representatives), in connection with any solicitation, offer or proposal of an Alternative Transaction. The Company, the Shareholders and the Trustees will promptly disclose to Parent the existence or occurrence of any proposal, contract or contact which they, the Company or any of their representatives described above may receive after the date hereof in respect of any Alternative Transaction. Each of the Shareholders and the Trustees agree that they will, and will cause the Company and its officers, employees, directors, agents and representatives to, immediately cease any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Alternative Transaction.

                 SECTION 5.10 Employee Benefits. (a) Immediately after the Closing, the Company shall take all action necessary to permanently discontinue employer contributions to the OTI ESOP and freeze participation in the OTI ESOP so that no additional employees of the Company or any employees of the Parent will be eligible to participate in the OTI ESOP. Therefore, immediately after the Closing, all participants in the OTI ESOP will be fully vested in their accounts.

                (b) The Company and the Parent recognize that after the completion of this transaction they will be members of a controlled group of corporations as defined in Code Section 414(b). Both the Company and the Parent agree that immediately after the Closing, an employee of one entity shall not be allowed to participate in the other entity's Plans solely due to the controlled group status, and further agree to take any action necessary to incorporate these eligibility rules into the Plans. Nothing in this paragraph shall prohibit the Parent or the Company from later agreeing to amend, merge, or terminate any Plans.

                SECTION 5.11 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of ss. ss. 368(a)(1)(A) and 368(a)(2)(E) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                SECTION 5.12 Transferred Receivables. As of the date of this Agreement, the Company will assign new job numbers to the existing projects with Honeywell and American Axle. All work done and all expenses incurred on such contracts after the date of this Agreement will be charged to such new job number. The Shareholders and the Trustees agree to reimburse the Company in cash, within thirty (30) days after the date of any invoice from the Company, for all costs and expenses incurred with respect to the projects after the date of this Agreement. The agreement set forth in this Section 5.12 shall survive the Effective Time.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER


                SECTION 6.01 Conditions Precedent to Obligations of the Shareholders and the Trustees. The obligations of the Shareholders and the Trustees to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time, of each of the following conditions unless waived by the Shareholders and the Trustees:

                         (a) Shareholder Approval. The issuance of the Merger Consideration in connection therewith shall have been approved and adopted by the affirmative vote of at least a majority of the shareholders of the Parent voting on such issuance.

                         (b) Accuracy of Representations and Warranties. All representations and warranties of Parent and Sub contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Effective Time, with the same force and effect as though made on and as of the Effective Time.

                         (c) Performance. Parent and Sub shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by each of them prior to the Effective Time.

                         (d) Approvals. All consents, approvals, permits and authorizations required to be obtained prior to the Effective Time by Parent and Sub, shall have been made or obtained.

                         (e) Employment Agreements. At the Effective Time, each of the Shareholders shall have entered into an Employment Agreement with the Surviving Corporation in the form attached to this Agreement as Exhibit A.

                         (f)      Reserved.


                         (g) Board of Directors of Parent. At the Effective Time, William K. Pollock shall have been elected to the Board of Directors of the Parent.

                         (h) Opinion of Counsel. The Company shall have been provided an opinion of counsel for the Parent, in form and substance reasonably acceptable to the Company and its counsel.

                         (i) Merger Consideration. At Closing, the Shareholders and the OTI ESOP shall have received the Merger Consideration in the form and manner specified in Sections 1.06 and 1.07 of this Agreement.

                         (j) Incumbency Certificate. At Closing, the Company shall have received an incumbency certificate, executed by the Secretary or Assistant Secretary of the Parent, which shall identify by name and title and bear the signatures of the officers of the Parent authorized to sign this Agreement and the documents executed in connection therewith, upon which certificate the Company shall be entitled to rely until informed of any change in writing by the Parent. The Parent shall attach to such incumbency certificate (i) copies of its Amended and Restated Articles of Incorporation, together with all amendments and (ii) a certificate of good standing, each certified by the Michigan Department of Consumer and Industry Services, (iii) copies of its Bylaws and (iv) copies of its Board of Directors' resolutions and resolutions or actions of any other body authorizing the execution of this Agreement and any documents executed in connection therewith, each certified by the Secretary or Assistant Secretary of the Parent.

                         (k) Closing Certificate. At Closing, the Company shall have received a certificate signed by the Parent and dated the date of the Closing to the effect that the conditions precedent provided in
         Section 6.01(a) through (j) hereof have been satisfied. The delivery of such certificate shall in no way diminish, supercede or enlarge the representations and warranties of the Parent made in this Agreement or its liability in respect thereof pursuant to Article VII hereof.

                         (l) Registration Rights Agreement. At closing, Parent shall have entered into a Registration Rights Agreement in the form attached hereto as Exhibit B.

                SECTION 6.02 Conditions Precedent to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions unless waived by Parent and Sub:

                         (a) Shareholder Approval. The Merger and the issuance of the Merger Consideration in connection therewith shall have been approved and adopted by the affirmative vote of at least a majority of the shareholders of the Parent voting on the Merger.

                         (b) Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Effective Time, with the same force and effect as though made on and as of the Effective Time, and at Closing the Shareholders and Trustees shall have delivered a "bring down" certificate with respect to such representations and warranties.

                         (c) Performance. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time.

                         (d) Approvals. All consents, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Parent, shall have been made or obtained, including without limitation the consent of La Salle Business Credit to the Merger.

                         (e) No Litigation. No litigation shall be pending which seeks to prevent or prohibit consummation of the Merger.

                         (f) Employment Agreements. At the Effective Time, each of the Shareholders shall have entered into an Employment Agreement with the Surviving Corporation in the form attached to this Agreement as Exhibit A.

                         (g) Due Diligence. Parent shall be satisfied with the results of its due diligence investigation of the Company.

                         (h) Company Financing Arrangements. Parent shall have obtained amendments to the Company's existing financing arrangements or obtained substitute financing acceptable to Parent.

                         (i) Consents. Parent shall have obtained all consents from the Company's employee stock ownership plan, customers, suppliers, landlords, and others, and shall have made all modifications to existing agreements with any of them, as it deems necessary or appropriate.

                         (j)      Reserved.

                         (k) Compliance with Securities Laws. At the Effective Time, the Company, the Sub, the Parent, the Shareholders and the Trustees shall have complied with all applicable state and federal securities laws and exchange requirements.

                         (l) Delivery of Certificates. At the Closing, the Shareholders and the Trustees shall deliver to the Parent certificates representing all of the Shares, endorsed in blank or with accompanying stock powers duly signed. The Shareholders and the Trustees shall also deliver such other instruments or documents as shall, in the opinion of the Parent's counsel, be reasonably required to vest good and marketable title in the Parent to the Shares.

                         (m) Opinion of Counsel. The Parent shall have been provided an opinion of counsel for the Company, the Shareholders and the Trustees, in form and substance reasonably acceptable to the Parent and its counsel.

                         (n) Noncompetition Agreement. Pollock and Lasch shall each have entered into an agreement not to compete with the Company and the Parent in the form attached hereto as Exhibit C.

                         (o) Tax Representation and Continuity Certificates. At Closing, the Parent shall have received in support of the intended federal income Tax treatment of the transaction: (i) the Tax Representation Certificate duly executed by the Company in the Form attached hereto as Exhibit D , and (ii) a Continuity of Interest Certificate from each Shareholder duly executed by such Shareholder.

                         (p) Incumbency Certificate. At Closing, the Parent shall have received an incumbency certificate, executed by the Secretary of the Company, which shall identify by name and title and bear the signatures of the officers of the Company authorized to sign this Agreement and the documents executed in connection therewith, upon which certificate the Parent shall be entitled to rely until informed of any change in writing by the Company. The Company shall attach to such incumbency certificate (i) copies of its Certificate of Incorporation, together with all amendments and (ii) a certificate of good standing, each certified by the New York Department of State,
         (iii) copies of its Bylaws and (iv) copies of its Board of Directors' resolutions and resolutions or actions of any other body authorizing the execution of this Agreement and any documents executed in connection therewith, each certified by the Secretary of the Company.

                         (q) Closing Certificate. At Closing, the Parent shall have received a certificate signed by the Company and dated the date of the Closing to the effect that the conditions precedent provided in
         Section 6.02(a) through (p) hereof have been satisfied. The delivery of such certificate shall in no way diminish, supercede or enlarge the representations and warranties of the Company made in this Agreement or its liability in respect thereof pursuant to Article VII hereof.

                                   ARTICLE VII

                   TERMINATION. AMENDMENT, WAIVER AND EXPENSES


                SECTION 7.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the requisite approval and adoption of this Agreement and the Merger contemplated hereby by the shareholders of each of the Parent and the
Company:

                         (a) By mutual written consent duly authorized by the Boards of Directors of Parent, Sub, the Company and by the Shareholders and the Trustees;

                         (b) By Parent if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be compiled with by the Company prior to the date of such termination and such failure shall not have been cured within fifteen (15) business days following receipt by the Company from Parent of written notice of such failure and demand for cure, or (ii) if shareholders of the Parent shall have failed to approve the issuance of the Merger Consideration by the requisite vote at the Parent's Shareholders' Meeting;

                         (c) By the Company if Parent or Sub shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Parent or Sub prior to the date of such termination, and such failure to comply shall not have been cured within fifteen (15) business days following receipt by Parent from the Company of written notice of such failure and demand for cure, or (ii) if shareholders of the Parent shall have failed to approve the issuance of the Merger Consideration by the requisite vote at the Parent's Shareholders' Meeting;

                         (d) By Parent if (i) an action as set forth in Section 6.02(e) is instituted, or (ii) it is unable to satisfy any of the conditions precedent set forth in Section 6.02(g) through 6.02(q) hereof; and

                         (e) By the Company or Parent if the Merger is not consummated within sixty (60) business days from the date of this Agreement; provided that if Parent is unable to satisfy any of the conditions set forth in Section 6.02 hereof by such date, it shall have the right to extend such date for two (2) thirty (30) business day periods each in order to give Parent additional time to satisfy such conditions.

                SECTION 7.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01 hereof by Parent or Sub, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except that Section 7.06 hereof shall survive any termination of this Agreement. Nothing in this Section 7.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

                SECTION 7.03 Legal Fees. Without the written consent of Parent, the Company will not incur Company legal fees in connection with the Merger in excess of $25,000.

                SECTION 7.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors (as applicable) at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Merger by the shareholders of the Parent, no amendment may be made which would as a matter of law require further shareholder approval of such amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                SECTION 7.05 Waiver. At any time prior to the Effective Time any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                SECTION 7.06 Fee. If at any time while this Agreement is in effect the Company shall have consummated, or entered into an agreement providing for, a merger or consolidation of the Company with, sale of all or a substantial part of the assets of the Company to, or any other business combination involving the Company with, any person (other than Parent or Sub), then, Company shall, within two days after the first of such events has occurred, pay Parent an amount equal to all out of pocket expenses incurred by Parent in connection with this Agreement. This provision shall be in addition to any other rights and remedies Parent and Sub may have under this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION


                SECTION 8.01 Indemnification by the Shareholders and the Trustees. The Shareholders and the Trustees shall jointly and severally indemnify, defend and hold harmless the Parent, its affiliates, and their respective officers, directors, employees, members, partners and shareholders in their capacities as such (including the successors of any of the foregoing) from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense (including, without limitation, reasonable attorneys', environmental consultants' and accountants' fees and costs) of any kind or character ("Damages"), (subject to Section 8.05), arising out of or in any manner incident, relating or attributable to (a) any misrepresentation or breach of warranty by any of the Shareholders or the Trustees contained in this Agreement (subject to Section 9.01), (b) any failure by the Shareholders or the Trustees to perform, cause to be performed or observe any covenant to be performed or observed by the Company, the Shareholders or the Trustees under this Agreement, (c) any guaranty to which the Company is a party and which guarantees amounts payable by, or obligations of, the Shareholders, the Trustees or any of their affiliates or related parties, (d) any liability of the Company under any agreements, contracts, negotiations and other dealings by the Shareholders or the Trustees with any third party concerning the sale of the capital stock or business of the Company, (e) any liability for federal income or state or local income or franchise taxes of the Company, the Shareholders or the Trustees that is based upon or measured with respect to the income of the Company, the Shareholders or the Trustees for any period up through and including the Effective Time, (f) any liability for federal income or state or local income or franchise taxes of the Shareholders or the Trustees based on income for any post-Closing period, (g) any liability of the Company, the Shareholders or the Trustees for taxes resulting from the transactions contemplated by this Agreement, including, without limitation, any taxes resulting from the disposition, deemed or actual, of assets or stock contemplated by this Agreement.

                  SECTION 8.02 Limitations. Notwithstanding the provisions of
Section 8.01:


         (a) The right of indemnification provided in Section 8.01 is solely for the benefit of the parties referred to therein, and such right will not be extended, either directly or indirectly, to any other person except as consented to by the Shareholders and the Trustees. Except as provided in Article VII hereof and Exhibit C, the right of indemnification in Section 8.01 is the sole remedy which the Parent has against the Shareholders and the Trustees for any breach of a representation or warranty hereunder or for any other claim with respect to, or arising in any matter from, the transactions contemplated hereunder.

         (b) If a condition precedent stated in Section 6.02(b) is not satisfied, the Company's Closing Certificate specifies the representation or warranty which is not correct in all material respects and identifies the reason and underlying facts therefor in reasonable details (such facts, the "Down-Date Facts"), and the Parent at any time thereafter proceeds with the Closing notwithstanding such unsatisfied condition or incorrectness, then the Shareholders and the Trustees shall have no liability to the Parent or any other party indemnified pursuant to Section 8.01 with respect to the Down-Date Facts to the extent so described.

                SECTION 8.03 Procedure. The party requesting indemnification under this Article VIII (the "indemnified party") shall give the party from whom indemnification is requested (the "indemnifying party") prompt notice of, and shall reasonably cooperate with the indemnifying party (including, without limitation, by making relevant personnel and records available to the indemnifying party at all reasonable times free of charge) in connection with any claim for which the indemnified party may seek indemnification from the indemnifying party under Article VIII, but the failure to give such notice will not affect the indemnifying party's liability hereunder, except and to the extent it is actually prejudiced thereby. The indemnifying party shall at its own expense and with counsel of its choice assume the defense of all third party claims for which it is obligated to indemnify the indemnified party. The indemnified party may also at its own expense employ its own counsel to participate in the defense of any such third party claim. The indemnifying party shall have the absolute right to settle at its expense any such third party claim; provided, however, that such settlement shall also require the prior written consent of the indemnified party where criminal liability is admitted or where any action other than the payment of money is required or which does not include an unconditional release of all indemnified parties.

                SECTION 8.04 Parent's Indemnification. (a) Subject to clause (b) below, the Parent agrees to indemnify, defend, and hold harmless the Shareholders and the Trustees from, against, and with respect to any Damages (subject to Section 8.05) arising out of or in any manner incident, relating, or attributable to (1) any misrepresentation or breach of warranty by the Parent contained in this Agreement, and (2) any failure by the Parent to perform or observe any covenant to be performed or observed by the Parent under this Agreement.

         (b) The right of indemnification provided in Section 8.04 is solely for the benefit of the parties referred to therein, and such right will not be extended, either directly or indirectly, to any other person. The right of indemnification in Section 8.04 is the sole remedy which the Shareholders and the Trustees have against the Parent for any breach of a representation or warranty hereunder or for any other claim with respect to, or arising in any manner from, the transactions contemplated hereunder.

                SECTION 8.05 Amount. The amount of Damages for which indemnification is provided (i) under this Article VIII will be computed net of any insurance proceeds received by the indemnified party in connection with such Damages, reduced by all costs and expenses related thereto and any premium increase or expense resulting therefrom and (ii) by the Shareholders and the Trustees under Section 8.01(a) will be reduced to the extent such Damages relate to and do not exceed any applicable reserve or accrual with respect to such Damages provided for or reflected in the 1999 Company Balance Sheet.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                SECTION 9.01 Survival of Representations. Warranties and Agreements. The representations, warranties and agreements in this Agreement shall survive for three years after the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, except that the agreement set forth in Section 7.06 shall survive termination of this Agreement.

                SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                if to Parent or Sub:

                Nematron Corporation
                5840 Interface Drive
                Ann Arbor, Michigan  48103
                Telephone No.: (734) 214-2000
                Facsimile No.: (734) 994-8074
                Attention:  Matthew S. Galvez

                with a copy to:

                Dickinson Wright PLLC
                500 Woodward Avenue
                Suite 4000
                Detroit, MI  48226
                Telephone No.: (313) 223-3500
                Facsimile No.: (313) 223-3598
                Attention:  Bernadette M. Dennehy


                if to the Company or Shareholder:

                Optimation Technology, Inc.
                50 High Tech Drive
                Rush, NY  14543
                Telephone No.: (716) 359-0700
                Fax No.: (716) 359-0701

                Attention:  William Pollock

                with a copy to:

                Saperston & Day, P.C.
                800 First Federal Plaza
                Rochester, NY  14614
                Telephone No.: (716) 325-7570
                Fax No.: (716) 325-5458
                Attention:  George G. MacKey

                SECTION 9.03 Shareholder Agreements. In consideration of Parent and Sub entering into this Agreement, each Shareholder agrees (i) to vote all Shares owned directly or indirectly by him in favor of the Merger, and (ii) to not, without Parent's prior written consent, sell or otherwise dispose of the Shares owned directly or indirectly by him until the Merger is consummated or the Agreement is terminated.

                SECTION 9.04 Trustee Agreements. In consideration of Parent and Sub entering into this Agreement, each Trustee acknowledges and agrees (i) that it has voted all Shares owned directly or indirectly by the OTI ESOP in favor of the Merger, and (ii) that it will not, without Parent's prior written consent, sell or otherwise dispose of the Shares owned directly or indirectly by the OTI ESOP until the Merger is consummated or the Agreement is terminated.

                SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

                SECTION 9.06 Entire Agreement; Assignment. This Agreement, together with the Exhibits and Schedules hereto and the Company Disclosure Schedule constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, their officers and representatives, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

                SECTION 9.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                SECTION 9.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

                SECTION 9.09 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                SECTION 9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


               [the balance of this page intentionally left blank]

                IN WITNESS WHEREOF, Parent, Sub, the Company, the Shareholders and the Trustees have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                          NEMATRON CORPORATION


                          By:  /s/ David P. Gienapp
                             -----------------------------
                          Its: Corporate Secretary


                          NEMATRON ACQUISITION CORP.


                          By:  /s/ David P. Gienapp
                             -----------------------------
                          Its: Vice President


                          OPTIMATION TECHNOLOGY, INC.


                          By:  /s/ William K. Pollock
                             -----------------------------
                          Its: President



                          /s/ William K. Pollock
                          --------------------------------
                          WILLIAM K. POLLOCK


                          /s/ Timothy Lasch
                          --------------------------------
                          TIMOTHY LASCH


                          /s/ William K. Pollock
                          ---------------------------------------
                          WILLIAM  K.  POLLOCK,  TRUSTEE  OF  THE
                          OPTIMATION  TECHNOLOGY,  INC.
                          EMPLOYEE STOCK OWNERSHIP TRUST




                          and


                          /s/ Timothy Lasch
                          -----------------------------------------
                          TIMOTHY LASCH,  TRUSTEE OF THE OPTIMATION
                          TECHNOLOGY,  INC.  EMPLOYEE
                          STOCK OWNERSHIP TRUST

                                    EXHIBIT A

                              EMPLOYMENT AGREEMENT
                              OF WILLIAM K. POLLOCK

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made this      day of
           , 2000, by and between William K. Pollock ("Employee") and OPTIMATION TECHNOLOGY, INC., a New York corporation (the "Company").

         WHEREAS, pursuant to that certain Agreement and Plan of Merger (the
"Merger Agreement") dated as of November    , 2000 by and among Nematron
Corporation ("Nematron"), Nematron Acquisition Corp. ("Sub"), the Employee and the other shareholders of the Company, Nematron acquired, through a merger with Sub in which the Company was the surviving corporation (the "Acquisition") all of the issued and outstanding stock of the Company;

         WHEREAS, as a condition precedent to the consummation of the Acquisition, Nematron has required Employee and the Company to enter into this Agreement to ensure the continued employment of Employee by the Company;

         WHEREAS, the consummation of the transactions contemplated by the Purchase Agreement is also a condition precedent to the effectiveness of this Agreement;

         WHEREAS, the Company is engaged in the business of providing process and mechanical design, instrumentation and electrical design, system integration, software programming and computer aided drafting to its customers in various industry segments (the "Business"); and

         WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

         1. Employment and Term. The Company hereby employs Employee, and Employee hereby accepts employment with the Company as its President (the "Position") for a period commencing on the date hereof and continuing for a period of three (3) years, subject to earlier termination pursuant to the provisions of Section 10 hereof (the "Term").

         2. Duties. During the Term, Employee shall serve the Company faithfully and to the best of his ability and shall devote his full attention, skill and efforts to the performance of the duties required by or appropriate for his Position, shall use his best skill and abilities to promote the interest of the Company, and shall work with other officers and employees of the Company in a competent and professional manner. Employee agrees to assume such duties and responsibilities as are commensurate with his Position. Employee shall report directly to the Board of Directors of the Company. Employee shall be based in the Company's offices in the Rochester, New York area.

          3. Other Business Activities. During the Term, Employee will not, without the prior approval of the Board of Directors, directly or indirectly engage in any other business activities or pursuits which may interfere with the performance of his responsibilities and obligations pursuant to this Agreement.

         4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete provided for in Section 9 hereof, an initial base salary of $51.40 per hour for not less than 2,080 hours per calendar year, less applicable withholdings, commencing upon closing of the Acquisition (the "Base Salary"), and $77.10 per hour for each hour in excess of 2,080 hours per calendar year, payable in a manner and at such times as is consistent with the payroll practices of the Company or Nematron. The Employee shall also be entitled to participate in such incentive bonus or long-term incentive programs as may be established from time to time by the compensation committee appointed by the Board of Directors or, if none, the Board, upon terms established by the compensation committee or the Board of Directors, and, to the extent and upon the terms determined by Nematron's board of directors in its sole discretion, in Nematron's Gainsharing Program and Long-Term Incentive Plan.

         5. Other Benefits. Employee shall be entitled to those employee benefits which the Company, as determined by the compensation committee or Board of Directors, may from time to time generally makes available to its senior executives ("Benefits"). The Benefits shall initially include, without limitation, health insurance, life insurance, and disability income insurance substantially similar to the disability income insurance policy in effect for Employee's benefit as of November 1, 2000, and such other benefits as the compensation committee or Board of Directors may determine from time to time.

         6. Reimbursement of Expenses. Subject to such conditions as the Company may from time to time determine, Employee shall be reimbursed for ordinary and reasonable documented business expenses incurred by him in the performance of his duties under this Agreement.

         7. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason, either directly or indirectly divulge to any third-party or use for his own benefit or for any purpose other than the exclusive benefit of the Company any confidential, proprietary, business or technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 8(b) hereof, any information relating to methods of production, manufacture, service, research, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, concepts, layouts, flowcharts, specifications, know-how any associated user or service manuals or other like textual materials (including any other data and materials used in performing the Employee's duties), all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture, interfaces, plans, sketches, blueprints, any other materials prepared by Employee in the course of, relating to or arising out of his employment by the Company or prepared by any other Company employee or contractor for the Company or its customers, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, the Company's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and the Company's course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information and any other materials that have not been made available to the general public; provided, that nothing herein contained shall restrict

Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this
Section 7. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

         8.       Inventions and Property.

                  (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of, or containing, Proprietary Information or other materials or property of any kind belonging to the Company, unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position, and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of his assigned duties, and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties. Upon the termination of Employee's employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

                  (b) (i) Employee agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, customer contacts, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (A) at any time and at any place during the Employee's employment with the Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (B) as a result of tasks assigned to Employee by the Company or
(C) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property and the Employee shall have no claim for additional compensation for the Intellectual Property.

                      (ii) The Employee acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                      (iii) Employee further agrees to reveal promptly all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (A) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, and (B) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                      (iv) In the event the Company is unable after reasonable effort to secure Employee's signature on any of the documents referenced in
Section 8(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

         9. Covenant Not to Compete. The Employee shall not, during the Term and for a period of three (3) years thereafter (such period, the "Restricted Period"), do any of the following directly or indirectly, within the continental United States, without the prior written consent of the Company:

                  (a) engage or participate in any business activity competitive with the Business of the Company;

                  (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 9(a) hereof;

                  (c) solicit or call on, either directly or indirectly, in connection with any business which is competitive with the Business of the Company, any (i) customer with whom the Company shall have dealt at any time or
(ii) any distributor, supplier or other contracting party with whom the Company shall have dealt;

                  (d) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                  (e) except in his capacity as an employee of the Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two year period immediately preceding the termination of Employee's employment hereunder.

         10. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this
Section 10. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 10.

                  10.1.    Termination by Death or Permanent Disability.


                  (a) In the event of Employee's death or Permanent Disability (as defined below) during the Term, Employee's employment hereunder shall be terminated thereby and the Company shall pay to Employee or Employee's executors, legal representatives or administrators an amount equal to the vested or accrued and unpaid portion of his Base Salary, Benefits and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement ("Other Compensation").

                  (b) Except as specifically set forth in this Section 10.1, the Company shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death or Permanent Disability, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company and to exercise any rights afforded under any compensation or benefit plan then in effect. For the purposes of this Agreement, "Permanent Disability" shall have the same meaning as such phrase is given under the long term disability plan sponsored by the Company or, in the absence of such policy, as determined by a physician selected by the Company and reasonably satisfactory to Employee or his personal representative.

                  10.2.    Termination for Cause.


                           (a) The Company may terminate Employee's employment
hereunder at any time for "cause" upon written notice to Employee. For purposes of this Agreement, "cause" shall mean, in each case as determined by a majority of the Board of Directors: (i) any breach by Employee of any of his material obligations under this Agreement (other than as a result of incapacity due to physical or mental illness), in each case if such breach is not cured within thirty (30) calendar days after written notice thereof to Employee by Company,
(ii) commission of a felony or a crime involving moral turpitude or other commission of any act or omission of Employee involving dishonesty, fraud, embezzlement, theft, substance abuse or sexual misconduct with respect to the Company or any of its affiliates or subsidiaries or any of their employees, vendors, suppliers, distributors or customers, (iii) Employee's substantial neglect of duties or failure to follow a directive of the Board of Directors, after written notice from the Board of Directors of such neglect or failure has not been cured within thirty (30) days after the Employee receives such notice,
(iv) the Employee's misappropriation of funds or assets of the Company or one of its affiliates or subsidiaries for personal use, or (v) the Employee's gross negligence or willful misconduct in the performance of his duties.

                           (b) In the event of a termination of Employee's
employment hereunder pursuant to Section 10.2(a), Employee shall be entitled to receive all vested or accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 10.2, the Company shall have no liability or obligation hereunder by reason of Employee's termination pursuant to this Section 10.2.

                  10.3.    Termination Without Cause.


                           In the event of termination by the Company of
Employee's employment hereunder without Cause, Employee shall be entitled to receive all accrued, but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation, plus an amount equal to One hundred percent (100%) of the Employee's annual Base Salary (as of the date of termination) for the remainder of the term of this Agreement or twelve months, whichever is longer.

                  10.4.    Termination by Employee.


                           (a) Employee may terminate his employment for any
reason upon ninety (90) days' written notice to Company.

                           (b) In the event of termination of Employee's
employment hereunder pursuant to Section 10.4(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee.

         11. Indemnification. The Company shall indemnify Employee and shall save and hold Employee harmless from, against, for, and in respect of, any and all damages, losses, obligations, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses, incident to, or arising out of, any threatened, pending or completed suit, action, claim or proceeding, whether civil, criminal, administrative or investigative, suffered, incurred or required to be paid by Employee by reason of being a director, officer, employee or agent of the Company or by reason of service, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not Employee continues to be a director, officer, employee or agent of the Company or such corporation, partnership, joint venture, trust or other enterprise at the time such action, suit or proceeding is brought or threatened) if the Board of Directors determines that Employee's act or omission was taken or made in good faith and in a manner reasonably believed to be in, or not inconsistent with, the best interests of the Company; provided, that such act or omission did not constitute gross negligence, willful misconduct or fraud. The foregoing right of indemnification shall be in addition to any rights to which Employee may otherwise be entitled and shall inure to the benefit of Employee's heirs, executors or administrators. If authorized under the circumstances by the Board of Directors of the Company, the Company may pay the expenses incurred by Employee (including without limitation reasonable attorneys' fees) in defending any action, suit or proceeding upon receipt of an undertaking by Employee to repay such payment if there shall be a final adjudication or determination that it is not entitled to indemnification as provided herein.

         12. Other Agreements. Employee represents and warrants to the Company that:


                           (a) There are no restrictions, agreements or
understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder;

                  (b) That Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound;

                  (c) That Employee is free to execute this Agreement and to enter into the employ of the Company pursuant to the provisions set forth herein; and

                  (d) That Employee shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.

         13. Survival of Provisions. The provisions of this Agreement set forth in Sections 7, 8, 9 and 22 hereof shall survive the termination of Employee's employment hereunder.

         14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor entity assumes in writing all of the obligations of the Company under this Agreement. Except as provided in this Section 14, this Agreement is not intended to, and shall not, confer any rights upon any third parties.

         15. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

If to Employee:

                  William K. Pollock

                  ---------------------

                  ---------------------

                  ---------------------

If to the Company:

                  Optimation Technology, Inc.
                  c/o Nematron Corporation
                  5840 Interface Drive
                  Ann Arbor, MI  48103
                  Attn:  Matthew S. Galvez
                  Fax:  (734) 994-8074

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

         16. Entire Agreement; Amendments. This Agreement, contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merge and supersede all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

         17. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.

         19. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

         20. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

         21. Section Headings. The section headings in this Agreement are for convenience only, and form no part of this Agreement and shall not affect its interpretation.

         22.      Specific Enforcement: Extension of Period.


                  (a) Employee acknowledges that the restrictions contained in Sections 7, 8, and 9 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 7, 8, and 9 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 7, 8 or 9 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 7, 8 or 9 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

                  (b) In the event that Employee shall be in breach of any of the restrictions contained in Section 9 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

         22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


                                  OPTIMATION TECHNOLOGY, INC.



                              By:
                                 -----------------------------------------------
                                  Name:
                                  Title:


                                  EMPLOYEE




                                 -----------------------------------------------
                                  William K. Pollock

                              EMPLOYMENT AGREEMENT
                               OF TIMOTHY A. LASCH

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made this      day of
            , 2000, by and between Timothy A. Lasch ("Employee") and OPTIMATION TECHNOLOGY, INC., a New York corporation (the "Company").

         WHEREAS, pursuant to that certain Agreement and Plan of Merger (the
"Merger Agreement") dated as of November     , 2000 by and among Nematron
Corporation ("Nematron"), Nematron Acquisition Corp. ("Sub"), the Employee and the other shareholders of the Company, Nematron acquired, through a merger with Sub in which the Company was the surviving corporation (the "Acquisition") all of the issued and outstanding stock of the Company;

         WHEREAS, as a condition precedent to the consummation of the Acquisition, Nematron has required Employee and the Company to enter into this Agreement to ensure the continued employment of Employee by the Company;

         WHEREAS, the consummation of the transactions contemplated by the Purchase Agreement is also a condition precedent to the effectiveness of this Agreement;

         WHEREAS, the Company is engaged in the business of providing process and mechanical design, instrumentation and electrical design, system integration, software programming and computer aided drafting to its customers in various industry segments (the "Business"); and

         WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

         1. Employment and Term. The Company hereby employs Employee, and Employee hereby accepts employment with the Company as its Vice President (the "Position") for a period commencing on the date hereof and continuing for a period of four (4) years, subject to earlier termination pursuant to the provisions of Section 10 hereof (the "Term").

         2. Duties. During the Term, Employee shall serve the Company faithfully and to the best of his ability and shall devote his full attention, skill and efforts to the performance of the duties required by or appropriate for his Position, shall use his best skill and abilities to promote the interest of the Company, and shall work with other officers and employees of the Company in a competent and professional manner. Employee agrees to assume such duties and responsibilities as are commensurate with his Position. Employee shall report directly to the President of the Company. Employee shall be based in the Company's offices in the Rochester, New York area.

         3. Other Business Activities. During the Term, Employee will not, without the prior approval of the Board of Directors, directly or indirectly engage in any other business activities or pursuits which may interfere with the performance of his responsibilities and obligations pursuant to this Agreement.

         4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete provided for in Section 9 hereof, an initial base salary of ($48.30) per hour for not less than 2,080 hours per calendar year, less applicable withholdings, commencing upon closing of the Acquisition (the "Base Salary"), and ($72.45) per hour for each hour in excess of 2,080 hours per calendar year, payable in a manner and at such times as is consistent with the payroll practices of the Company or Nematron. The Employee shall also be entitled to participate in such incentive bonus or long-term incentive programs as may be established from time to time by the compensation committee appointed by the Board of Directors or, if none, the Board of Directors, upon terms established by the compensation committee or the Board of Directors, and, to the extent and upon the terms determined by Nematron's board of directors in its sole discretion, in Nematron's Gainsharing Program and Nematron's Long-Term Incentive Plan.

         5. Other Benefits. Employee shall be entitled to those employee benefits which the Company, as determined by the compensation committee or Board of Directors, may from time to time generally makes available to its senior executives ("Benefits"). The Benefits shall initially include, without limitation, health insurance, life insurance, and disability income insurance substantially similar to the disability income insurance policy in effect for Employee's benefit as of November 1, 2000, and such other benefits as the compensation committee or Board of Directors may determine from time to time.

         6. Reimbursement of Expenses. Subject to such conditions as the Company may from time to time determine, Employee shall be reimbursed for ordinary and reasonable documented business expenses incurred by him in the performance of his duties under this Agreement.

         7. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason, either directly or indirectly divulge to any third-party or use for his own benefit or for any purpose other than the exclusive benefit of the Company any confidential, proprietary, business or technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 8(b) hereof, any information relating to methods of production, manufacture, service, research, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, concepts, layouts, flowcharts, specifications, know-how any associated user or service manuals or other like textual materials (including any other data and materials used in performing the Employee's duties), all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture, interfaces, plans, sketches, blueprints, any other materials prepared by Employee in the course of, relating to or arising out of his employment by the Company or prepared by any other Company employee or contractor for the Company or its customers, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, the Company's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and the Company's course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information and any other materials that have not been made available to the general public; provided, that nothing herein contained shall restrict Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this Section 7. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

         8.       Inventions and Property.

                  (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of, or containing, Proprietary Information or other materials or property of any kind belonging to the Company, unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position, and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of his assigned duties, and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties. Upon the termination of Employee's employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

                  (b) (i) Employee agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, customer contacts, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (A) at any time and at any place during the Employee's employment with the Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (B) as a result of tasks assigned to Employee by the Company or
(C) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property and the Employee shall have no claim for additional compensation for the Intellectual Property.

                          (ii)     The  Employee   acknowledges   that  all  the
Intellectual   Property  that  is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                          (iii)    Employee further agrees to reveal promptly
all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (A) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, and (B) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                         (iv)      In the event the Company is unable after
reasonable effort to secure Employee's signature on any of the documents referenced in Section 8(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

         9. Covenant Not to Compete. The Employee shall not, during the Term and for a period of three (3) years thereafter (such period, the "Restricted Period"), do any of the following directly or indirectly, within the continental United States, without the prior written consent of the Company:

                  (a) engage or participate in any business activity competitive with the Business of the Company;

                  (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 9(a) hereof;

                  (c) solicit or call on, either directly or indirectly, in connection with any business which is competitive with the Business of the Company, any (i) customer with whom the Company shall have dealt at any time or
(ii) any distributor, supplier or other contracting party with whom the Company shall have dealt;

                  (d) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                  (e) except in his capacity as an employee of the Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two year period immediately preceding the termination of Employee's employment hereunder.

         10. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section 10. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 10.

                  10.1.    Termination by Death or Permanent Disability.

                  (a) In the event of Employee's death or Permanent Disability (as defined below) during the Term, Employee's employment hereunder shall be terminated thereby and the Company shall pay to Employee or Employee's executors, legal representatives or administrators an amount equal to the vested or accrued and unpaid portion of his Base Salary, Benefits and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement ("Other Compensation").

                  (b) Except as specifically set forth in this Section 10.1, the Company shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death or Permanent Disability, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company and to exercise any rights afforded under any compensation or benefit plan then in effect. For the purposes of this Agreement, "Permanent Disability" shall have the same meaning as such phrase is given under the long term disability plan sponsored by the Company or, in the absence of such policy, as determined by a physician selected by the Company and reasonably satisfactory to Employee or his personal representative.

                  10.2.    Termination for Cause.

                           (a)      The  Company  may  terminate  Employee's
employment hereunder at any time for "cause" upon written notice to Employee. For purposes of this Agreement, "cause" shall mean, in each case as determined by a majority of the Board of Directors: (i) any breach by Employee of any of his material obligations under this Agreement (other than as a result of incapacity due to physical or mental illness), in each case if such breach is not cured within thirty (30) calendar days after written notice thereof to Employee by Company, (ii) commission of a felony or a crime involving moral turpitude or other commission of any act or omission of Employee involving dishonesty, fraud, embezzlement, theft, substance abuse or sexual misconduct with respect to the Company or any of its affiliates or subsidiaries or any of their employees, vendors, suppliers, distributors or customers, (iii) Employee's substantial neglect of duties or failure to follow a directive of the Board of Directors, after written notice from the Board of Directors of such neglect or failure has not been cured within thirty (30) days after the Employee receives such notice, (iv) the Employee's misappropriation of funds or assets of the Company or one of its affiliates or subsidiaries for personal use, or (v) the Employee's gross negligence or willful misconduct in the performance of his duties.

                           (b)      In the event of a termination  of Employee's
employment hereunder pursuant to Section 10.2(a), Employee shall be entitled to receive all vested or accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 10.2, the Company shall have no liability or obligation hereunder by reason of Employee's termination pursuant to this Section 10.2.

                  10.3.    Termination Without Cause.

                           In the event of termination  by the Company of
Employee's employment hereunder without Cause, Employee shall be entitled to receive all accrued, but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation, plus an amount equal to One hundred percent (100%) of the Employee's annual Base Salary (as of the date of termination) for the remainder of the term of this Agreement or twelve months, whichever is longer.

                  10.4.    Termination by Employee.

                           (a)      Employee  may  terminate  his  employment
for any reason upon ninety (90) days' written notice to Company.

                           (b)      In the event of  termination  of  Employee's
employment hereunder pursuant to Section 10.4(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee.

         11. Indemnification. The Company shall indemnify Employee and shall save and hold Employee harmless from, against, for, and in respect of, any and all damages, losses, obligations, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses, incident to, or arising out of, any threatened, pending or completed suit, action, claim or proceeding, whether civil, criminal, administrative or investigative, suffered, incurred or required to be paid by Employee by reason of being a director, officer, employee or agent of the Company or by reason of service, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not Employee continues to be a director, officer, employee or agent of the Company or such corporation, partnership, joint venture, trust or other enterprise at the time such action, suit or proceeding is brought or threatened) if the Board of Directors determines that Employee's act or omission was taken or made in good faith and in a manner reasonably believed to be in, or not inconsistent with, the best interests of the Company; provided, that such act or omission did not constitute gross negligence, willful misconduct or fraud. The foregoing right of indemnification shall be in addition to any rights to which Employee may otherwise be entitled and shall inure to the benefit of Employee's heirs, executors or administrators. If authorized under the circumstances by the Board of Directors of the Company, the Company may pay the expenses incurred by Employee (including without limitation reasonable attorneys' fees) in defending any action, suit or proceeding upon receipt of an undertaking by Employee to repay such payment if there shall be a final adjudication or determination that it is not entitled to indemnification as provided herein.

         12. Other Agreements. Employee represents and warrants to the Company that:


                  (a) There are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder;

                  (b) That Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound;

                  (c) That Employee is free to execute this Agreement and to enter into the employ of the Company pursuant to the provisions set forth herein; and

                  (d) That Employee shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.

         13. Survival of Provisions. The provisions of this Agreement set forth in Sections 7, 8, 9 and 22 hereof shall survive the termination of Employee's employment hereunder.

         14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor entity assumes in writing all of the obligations of the Company under this Agreement. Except as provided in this Section 14, this Agreement is not intended to, and shall not, confer any rights upon any third parties.

         15. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

If to Employee:

                   Timothy Lasch

                   ---------------------
                   ---------------------
                   ---------------------

If to the Company:

                   Optimation Technology, Inc.
                   c/o Nematron Corporation
                   5840 Interface Drive
                   Ann Arbor, MI  48103
                   Attn:  Matthew S. Galvez
                   Fax:  (734) 994-8074

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

         16. Entire Agreement; Amendments. This Agreement, contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merge and supersede all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

         17. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.

         19. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

         20. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

         21. Section Headings. The section headings in this Agreement are for convenience only, and form no part of this Agreement and shall not affect its interpretation.

         22.       Specific Enforcement: Extension of Period.

                  (a) Employee acknowledges that the restrictions contained in Sections 7, 8, and 9 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 7, 8, and 9 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 7, 8 or 9 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 7, 8 or 9 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

                  (b) In the event that Employee shall be in breach of any of the restrictions contained in Section 9 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

         22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


                                         OPTIMATION TECHNOLOGY, INC.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         EMPLOYEE



                                         ---------------------------------------
                                         Timothy A. Lasch

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made this       day
of       , 2000, by and between William K. Pollock, Timothy A. Lasch, and
Pollock and Lasch, as Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust (collectively, the "Holders"), and NEMATRON CORPORATION, a Michigan corporation, with offices at 5840 Interface Drive, Ann Arbor, Michigan 48103 ("Company").

         Nematron, Nematron Acquisition Sub, Optimation Technology, Inc. and the
Holders are parties to an Agreement and Plan of Merger dated November    , 2000
herewith pursuant to which the Holders, in connection with the acquisition by Nematron of Optimation Technology, Inc. ("OTI") through a merger of its subsidiary with and into OTI, are receiving 3,112,500 shares of Nematron's Common Stock, no par value per share ("Common Stock"). In connection with the issuance of the Common Stock, Nematron has agreed to provide the Holders with the certain registration rights.

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "REGISTRABLE SECURITIES" shall mean the 3,112,500 shares of Nematron's Common Stock issued to the Holders, and any securities issued in respect of such shares upon any conversion, stock split, stock dividend, recapitalization or similar event, which have not been sold to the public pursuant to a Registration.

                  The terms "REGISTER, "REGISTERED" AND "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations promulgated thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by Nematron in compliance with Section 2 hereof, including, without limitation, all Registration and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Nematron, blue sky fees and expenses, and the expenses of any special audits incident to or required by any such Registration but shall not include Selling Expenses, fees and disbursements of counsel for the Holders.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer fees applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Holders.

         2.       COMPANY REGISTRATION.

                  2.1 NOTICE OF REGISTRATION. If at any time or from time to time Nematron shall determine to Register any of its capital stock or other issued securities, either for its own account or the account of a security holder or holders (other than the Holders), other than (x) a Registration relating solely to employee benefit plans, or (y) a Registration relating solely to a Commission Rule 145 transaction, or (z) a Registration on any Registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration statement covering the sale of Registrable Securities, Nematron shall:

                  2.1.1.  promptly give to the Holders written notice thereof;
and

                  2.1.2. use its best efforts to include in such Registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by a Holder within ten (10) days after the Holder's receipt of the written notice from Nematron described in Section 2.1.1 above, except as set forth in Section 2.2 below.

                  2.2 UNDERWRITING. If the Registration of which Nematron gives notice is for a Registered public offering involving an underwriting, Nematron shall so advise the Holders as a part of the written notice given pursuant to Section 2.1.1. In such event the right of the Holders to Registration pursuant to this Section 2 shall be conditioned upon the Holders' participation in such underwriting and the inclusion of the Holders' Registrable Securities in the underwriting to the extent provided herein. A Holder, if proposing to distribute its securities through such underwriting, shall (together with Nematron and the other holders of securities of Nematron with registration rights to participate therein, distributing their securities through such underwriting), enter into an underwriting agreement in customary form with the managing underwriter selected for underwriting by Nematron. Notwithstanding any other provision of this Section 2, if the managing underwriter advises Nematron in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below), exclude all Registrable Securities from or limit the number of Registrable Securities to be included in the Registration and underwriting. If a limitation on the number of Registrable Securities is required as a result of these limits, the number of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all such holders requesting to participate in such Registration in proportion, as nearly as practicable, to the respective amounts of registrable securities which they had requested to be included in such Registration at the time of filing the Registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such Registration.

         3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Agreement shall be borne by Nematron, and all Selling Expenses shall be borne by the holders of the securities so Registered pro rata on the basis of the number of their shares so Registered.

         4. REGISTRATION PROCEDURES. In the case of each Registration, qualification or compliance effected by Nematron pursuant to this Agreement, Nematron will keep the Holders, if participating therein, advised in writing as to the initiation of each Registration, qualification or compliance and as to the completion thereof. At its expense, Nematron will use its best efforts to:

                 4.1. Except for offerings pursuant to Rule 145 or successors thereto under the Securities Act, Nematron will keep such Registration, qualification or compliance effective and current for a period of one hundred twenty (120) days or until the Holders have completed the distribution described in Registration statement relating thereto, whichever first occurs.

                 4.2 Nematron will furnish such number of prospectuses and other documents incident thereto as each Holder from time to time may reasonably request.

                 4.3 Nematron will notify the Holders, if Registrable Securities are covered by a Registration statement, at any time when a prospectus relating thereto covered by such Registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing.

         5.      INDEMNIFICATION.

                 5.1 Nematron will indemnify the Holders, and the Holders' legal counsel and independent accountants, with respect to which Registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Nematron of the Securities Act or any rule or regulation thereunder or any state securities law applicable to Nematron and relating to action or inaction required of Nematron in connection with any such Registration, qualification or compliance, and will reimburse the Holders for any legal and any other expenses reasonably incurred in connection with investigating, defending any such claim, loss, damage, liability, or action, provided that Nematron will not be liable in any case to the extent that any such claim, loss, damage liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Nematron by such Holder and stated to be specifically for use therein. It is agreed that the indemnity agreement contain in this
Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if settlement is effected without the consent of Nematron (which consent has not been unreasonably withheld).

                 5.2. Each Holder, if Registrable Securities held by him are included in the securities as to which such Registration, qualification or compliance is being effected, will indemnify Nematron and each of its directors and officers, each person who controls Nematron within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder or holder participating in such Registration, and each of their officers, directors and partners, and each person controlling such Holder and the legal counsel and independent accountants of the foregoing persons against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Nematron and such holders, directors, officers, partners, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Nematron and stated to be specifically for use therein; provided, however, that the liability and obligations of each Holder hereunder shall be limited to any amount equal to the gross proceeds received by such Holder of Registrable Securities sold as contemplated therein.

                 5.3 Each party entitled to indemnification under this Section 5 ("Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, the Indemnifying Party shall bear the expenses of such defense of the Indemnified Party (including the fees and disbursements of one additional counsel to all Indemnified Parties which shall be selected by the Indemnified Parties) if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 5 except to the extent the omission results in a failure of actual notice to the Indemnified Party and such Indemnified Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         6. INFORMATION BY HOLDER. Each Holder, if any of the Registrable Securities are included in any Registration, shall furnish to Nematron such information regarding such Holder and the distribution proposed by such Holder as Nematron may reasonably request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this

Agreement. Such information shall be furnished to Nematron by an instrument duly executed by such Holder and stated to be specifically for use therein.

         7. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Nematron to Register securities granted under Section 2 may be transferred or assigned by a Holder to one or more permitted transferees or assignees of at least one-third of the total number of Registrable Securities, provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) Nematron is given written notice by such Holder thirty (30) days prior to said transfer or assignment, stating the name and address of each transferee or assignee and identifying the securities with respect to which such Registration rights are being transferred or assigned and Nematron consents to the transfer or assignment (which consent will not be unreasonably withheld), and (iii) that the transferee or assignee of such rights assumes the obligations of such Holder under this Agreement and executes and delivers an assumption agreement reasonably satisfactory to Nematron to that effect.

         8. "MARKET STAND-OFF" AGREEMENT. Each Holder agrees, if requested by Nematron and an underwriter of Common Stock (or other securities) of Nematron, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of Nematron held by such Holder during the one hundred fifty
(150) day period following the effective date of a Registration statement of Nematron filed under the Securities Act, provided that all officers and directors of Nematron enter into similar agreements. Nematron may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of such one hundred fifty (150) day period.

         9. SUSPENSION OF REGISTRATION RIGHTS. The registration rights granted pursuant to Sections 2 hereof shall not be exercisable by any Holder during the period in which such Holder has the ability to sell all of the Registrable Securities held by the Holder under Rule 144 or Rule 144A during a single ninety (90) day period.

         10. DELAY OF REGISTRATION. The Holders shall not have any right to take any actions to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         11.    GENERAL.

                11.1 GOVERNING LAW. This agreement shall be governed in all respects by the laws of the State of Michigan without giving effect to any conflicts of laws principles.

                11.2. REMEDIES. Any person having rights under any provisions of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                11.3. ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all previous agreements with respect to such subject matter. Except as otherwise provided herein, the provisions of this Agreement may be amended in a writing signed by Nematron and the Holders.

                11.4. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto.

                11.5. NOTICES AND OTHER COMMUNICATIONS. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage pre paid, or delivered by hand, addressed
(i) if to the Holders, at their respective addresses set forth in the preamble of this Agreement or at such other address as a Holder shall have furnished to Nematron in writing, and (ii) if to Nematron, at its address set forth at the beginning of this Agreement, or at such other address as Nematron shall have furnished to the Holders in writing.

                11.6. TITLE AND SUBTITLES. The titles of the sections and. paragraphs of this Agreement are for convenience of reference only and are not to, be considered in construing this Agreement.

                11.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                       ------------------------------------
                                       William K. Pollock


                                       Address for Notices:


                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------



                                       ------------------------------------
                                       Timothy A. Lasch



                                       Address for Notices:


                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------


                                       OPTIMATION TECHNOLOGY, INC.
                                       EMPLOYEE STOCK OWNERSHIP TRUST


                                       By:
                                          ---------------------------------
                                          William K. Pollock, Trustee


                                       By:
                                          ---------------------------------
                                          Timothy A. Lasch, Trustee


                                       Address for Notices:


                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------

                                       NEMATRON CORPORATION


                                       By:
                                          ---------------------------------
                                          David P. Gienapp
                                       Its: Vice President, Finance and
                                            Administration

                                    EXHIBIT C

                            AGREEMENT NOT TO COMPETE


         AGREEMENT NOT TO COMPETE (the "Agreement"), dated as of              ,
2000 between Timothy A. Lasch ("Lasch") having an address at and Optimation Technology, Inc. (the "Company") having an address at and Nematron Corporation ("Nematron") having an address at 5840 Interface Drive, Ann Arbor, Michigan 48103.

         WHEREAS, Lasch, a shareholder, officer and key employee of the Company
entered into an agreement dated as of November    , 2000 (the "Merger
Agreement") pursuant to which Nematron will, through a merger of its subsidiary with and into the Company, acquire all of the issued and outstanding stock of the Company;

         WHEREAS, Lasch has acquired significant expertise in the business and operations of the Company and in the business of providing process and mechanical design, instrumentation and electrical design, system integration, software programming and computer aided drafting to its customers in various industry segments (the "Business");

         WHEREAS, the Company and Nematron desire that Lasch not engage in competition or use his expertise to compete or assist others in competition with the Company;

         NOW THEREFORE, in consideration of the execution of the Merger Agreement, the mutual agreements contained herein and therein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Lasch agrees for the benefit of the Company and Nematron that, during the period commencing on the effective time of the Merger under the Merger Agreement (the "Closing Date") and ending on the third (3rd) anniversary of the Closing Date, he will not:

              (a) engage or participate in any business activity competitive with the Business of the Company;

              (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company. Notwithstanding the foregoing, Lasch may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities competitive with the Business of the Company;

              (c) solicit or call on, either directly or indirectly, in connection with any business which is competitive with the Business of the Company, any (i) customer with whom the Company shall have dealt at any time or
(ii) any distributor, supplier or other contracting party with whom the Company shall have dealt;

              (d) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

              (e) except in his capacity as an employee of the Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two year period immediately preceding the termination of Employee's employment hereunder.

         The foregoing shall not apply to Lasch's activities as an employee of the Company after the Closing Date or his ownership of shares of common stock of Nematron.

         Lasch agrees that a monetary remedy for a breach of the agreements set forth in this Agreement will be inadequate and impracticable and further agrees that such a breach would cause the Company irreparable harm, and that the Company will be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Lasch agrees that the Company will be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, as a court of competent jurisdiction may determine.

         If any provision of this Agreement is held invalid in part, it will be curtailed, both as to time and location, to the minimum extent required for its validity and will be binding and enforceable with respect to Lasch as so curtailed.

         This Agreement shall be construed an interpreted, and the rights of the parties shall be determined in accordance with the laws of the State of Michigan without giving effect to the principles of conflict of laws of such state.

         Terms used herein but not defined shall be defined by reference to the Merger Agreement.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                          -----------------------------
                                          Timothy A. Lasch


                                          OPTIMATION TECHNOLOGY, INC.


                                          By:
                                                   -------------------------
                                          Its:     Vice President -- Finance and
                                                   Administration


                                          NEMATRON CORPORATION


                                          By:
                                                   -------------------------
                                          Its:     Vice President -- Finance and
                                                   Administration

                            AGREEMENT NOT TO COMPETE
         AGREEMENT NOT TO COMPETE (the "Agreement"), dated as of              ,
2000 between William K. Pollock ("Pollock") having an address at and Optimation Technology, Inc. (the "Company") having an address at and Nematron Corporation ("Nematron") having an address at 5840 Interface Drive, Ann Arbor, Michigan 48103.

         WHEREAS, Pollock, a shareholder, officer and key employee of the
Company entered into an agreement dated as of November    , 2000 (the "Merger
Agreement") pursuant to which Nematron will, through a merger of its subsidiary with and into the Company, acquire all of the issued and outstanding stock of the Company;

         WHEREAS, Pollock has acquired significant expertise in the business and operations of the Company and in the business of providing process and mechanical design, instrumentation and electrical design, system integration, software programming and computer aided drafting to its customers in various industry segments (the "Business");

         WHEREAS, the Company and Nematron desire that Pollock not engage in competition or use his expertise to compete or assist others in competition with the Company;

         NOW THEREFORE, in consideration of the execution of the Merger Agreement, the mutual agreements contained herein and therein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Pollock agrees for the benefit of the Company and Nematron that, during the period commencing on the effective time of the Merger under the Merger Agreement (the "Closing Date") and ending on the third (3rd) anniversary of the Closing Date, he will not:

              (a) engage or participate in any business activity competitive with the Business of the Company;

              (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company. Notwithstanding the foregoing, Pollock may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities competitive with the Business of the Company;

              (c) solicit or call on, either directly or indirectly, in connection with any business which is competitive with the Business of the Company, any (i) customer with whom the Company shall have dealt at any time or
(ii) any distributor, supplier or other contracting party with whom the Company shall have dealt;

              (d) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

              (e) except in his capacity as an employee of the Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two year period immediately preceding the termination of Employee's employment hereunder.

         The foregoing shall not apply to Pollock's activities as an employee of the Company after the Closing Date or his ownership of shares of common stock of Nematron.

         Pollock agrees that a monetary remedy for a breach of the agreements set forth in this Agreement will be inadequate and impracticable and further agrees that such a breach would cause the Company irreparable harm, and that the Company will be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Pollock agrees that the Company will be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, as a court of competent jurisdiction may determine.

         If any provision of this Agreement is held invalid in part, it will be curtailed, both as to time and location, to the minimum extent required for its validity and will be binding and enforceable with respect to Pollock as so curtailed.

         This Agreement shall be construed an interpreted, and the rights of the parties shall be determined in accordance with the laws of the State of Michigan without giving effect to the principles of conflict of laws of such state.

         Terms used herein but not defined shall be defined by reference to the Merger Agreement.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                         -------------------------------------
                                         William K. Pollock


                                         OPTIMATION TECHNOLOGY, INC.


                                         By:
                                                  ----------------------------
                                         Its:     Vice President -- Finance and
                                                  Administration


                                         NEMATRON CORPORATION


                                         By:
                                                  ----------------------------
                                         Its:     Vice President -- Finance and
                                                  Administration

                                   EXHIBIT D

                         TAX REPRESENTATION CERTIFICATE
                           OPTIMATION TECHNOLOGY, INC.



                                                                          , 2000
                                                           ---------------

Nematron Corporation                         Dickinson Wright PLLC
5840 Interface Drive                         500 Woodward Avenue, Suite 4000
Ann Arbor, MI  48103                         Detroit, Michigan 48226-3425



RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER , 2000, AMONG NEMATRON CORPORATION, A MICHIGAN CORPORATION ("PARENT"), NEMATRON ACQUISITION CORP., A NEW YORK CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF PARENT ("MERGER SUB"), OPTIMATION TECHNOLOGY, INC. A NEW YORK CORPORATION (THE "COMPANY") AND THE SHAREHOLDERS OF THE COMPANY, (THE "MERGER AGREEMENT").

Ladies and Gentlemen:

         This letter is supplied to you in connection with the above referenced merger transaction ("Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

         After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following statements are accurate now and will be accurate as of the Effective Time:

         1. Pursuant to the terms of the Merger Agreement and the Certificate of Merger to be filed by Merger Sub and the Company with the New York Department of State at the Effective Time, Merger Sub will merge into the Company, and the Company will acquire (by operation of law) all of the assets and liabilities of Merger Sub. Specifically. at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's net and gross assets held by the Company immediately after the Merger, the following assets will be treated as property held by the Company immediately prior but not subsequent to the Merger:
(a) assets disposed of by the Company prior to or subsequent to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger and ending at the Effective Time (the "Pre-Merger Period"); (b) assets used by the Company to pay the shareholders of the Company in connection with the exercise of dissenters' rights or to pay other expenses or liabilities incurred in connection with the Merger; and (c) assets used to make distribution, redemption or other payments in respect of shares of Company capital stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto.

         2. Other than in the ordinary course of business or pursuant to its obligations under the Merger Agreement, the Company has made not transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) (a) in contemplation of the Merger or (b) during the Pre-Merger Period.

         3. The Company's principal reasons for participating in the Merger are bona fide business purposes not related to taxes, and are more specifically as part of a strategic business plan to build a global service organization focused on plant floor-to-enterprise needs in a variety of targeted industries.

         4. At the Effective Time, the Company will have no outstanding equity interests other than the Company's common stock, no par value. At the Effective Time, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of the Company capital stock or any other equity interest in the Company other than those disclosed in Section 2.03 of the Merger Agreement or the Company Disclosure Schedule with respect thereto.

         5. Upon consummation of the Merger, shares of Company capital stock representing "Control" of the Company will be exchanged solely for shares of Parent Common Stock. At the Effective Time, there will exist no rights to acquire Company capital stock or to vote (or restrict or otherwise control the vote of) shares of Company capital stock which, if exercised, would affect Parent's acquisition and retention of Control of the Company. (For purposes of the preceding sentence, shares of Company capital stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be treated as shares of Company capital stock outstanding at the Effective Time but not exchanged for shares of Parent Common Stock.) As used in this letter, "Control" of a corporation shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock of such corporation entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of such corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or rights to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

         6. The total fair market value of all consideration other than shares of Parent Common Stock to be received by shareholders of the Company in the Merger (including, without limitation, cash paid to shareholders of the Company in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be less than ten percent (10%) of the aggregate fair market value of all Company capital stock outstanding immediately prior to the Merger.

         7. The Company has no plan or intention to issue additional shares of capital stock after the Merger, or take any other action that would result in Parent not being in Control of the Company.

         8. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation ss. 1.368-2(j)(4), the Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub in the Merger except for dispositions made in the ordinary course of business.

         9. The Company intends to continue its historic business or use a significant portion of its historic business assets in a business following the Merger.

         10. The liabilities of the Company have been incurred by the Company in the ordinary course of its business.

         11. The fair market value of the Company's assets will, at the Effective Time, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject.

         12. The Company is not, and will not be at the Effective Time, an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

         13. The Company is not, and will not be at the Effective Time, under the jurisdiction of a court in a Title II or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

         14. After due inquiry with its officers, directors and principal shareholders, the Company has no knowledge of, and believes that there does not exist, any plan or intention on the part of the shareholders (or any shareholder) of the Company to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a reduction in ft risk of ownership or a direct or indirect disposition (a "Sale") of shares of Parent Common Stock to be received in the Merger that would reduce the Company shareholders' ownership of such Parent Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value, of the Company capital stock outstanding immediately prior to the consummation of the Merger. (For purposes of the preceding sentence, shares of Company capital stock (a) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) and/or (b) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered outstanding shares of Company capital stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan.)

         15. There will be no payments of cash to shareholders of the Company in connection with the exercise of dissenters' rights, and one hundred percent (100%) of the Company capital stock outstanding immediately prior to the Merger will be exchanged solely for shares of Parent Common Stock. Thus, the Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for shares of Company capital stock other than shares of Parent Common Stock.

         16. The fair market value of the shares of Parent Common Stock received by each shareholder of the Company will be approximately equal to the fair market value of the shares of Company capital stock surrendered in exchange therefor and the aggregate consideration received by shareholders of the Company in exchange for their shares of Company capital stock will be approximately equal to the fair market value of all of the outstanding shares of Company capital stock immediately prior to the Merger.

         17. Each of Merger Sub, Parent, the Company and each shareholder of the Company will pay separately his or its own expenses relating to the Merger.

         18. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger; Parent will assume no liabilities of the Company or any shareholder of the Company in connection with the Merger.

         19. The terms of the Merger Agreement and of the other agreements relating thereto are the product of arm's length negotiations.

         20. None of the compensation received or to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of such shareholder-employee's shares of Company capital stock; none of the shares of Parent Common Stock to be received by any shareholder-employee of the Company in the Merger will be separate consideration for, or allocable to, any employment agreement or any covenant not to compete; and the compensation paid or to be paid to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         21. With respect to each instance, if any, in which shares of Company capital stock have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (a) to the best knowledge of the Company, (i) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Parent, (ii) the Stock Purchase was entered into solely to satisfy the separate interests of such Stockholder and the seller, and (iii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations; and (b) the Stock Purchase was not a formal or informal condition to the consummation of the Merger.

         22. The Company is authorized to make all of the representations set forth herein.

         Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.


                                     Very truly yours,

                                     OPTIMATION TECHNOLOGY, INC.



                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------

                               SCHEDULES (OMITTED)


Company Disclosure Schedule
Schedule 3.03            No Conflict, Required Filings and Consents




Omitted Schedules will be furnished upon request.